UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2010
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377

(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
14400 North 87th Street
Scottsdale, Arizona 85260-3649
(Address of principal executive offices including zip code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously disclosed, on December 10, 2009, JDA Software Group, Inc. (the “Company”) issued $275 million aggregate principal amount of 8.0% Senior Notes due 2014 (the “Notes”). The Notes were issued at an initial offering price of 98.988% of the principal amount pursuant to an indenture, dated as of December 10, 2009, among the Company, certain of the Company’s subsidiaries and U.S. Bank National Association, as trustee. The net proceeds from the sale of the Notes, which exclude the original issue discount ($2.8 million) and other debt issuance costs ($6.5 million) were placed in escrow and subsequently used, together with cash on hand at JDA and i2, to fund the cash portion of the merger consideration in the Company’s acquisition of i2 Technologies, Inc. (“i2”). The Notes have a five-year term and mature on December 15, 2014, and the obligations under the Notes are fully and unconditionally guaranteed on a senior basis by substantially all of the Company’s existing and future domestic subsidiaries, including i2 and its domestic subsidiaries (the “Subsidiary Guarantors”).
     Also as previously disclosed, in connection with the issuance of the Notes, the Company entered into an exchange and registration rights agreement with certain purchasers of the Notes represented by Goldman, Sachs & Co. and Wells Fargo Securities, LLC dated December 10, 2009 (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company is required to, among other things, (i) file an exchange offer registration statement (the “Exchange Offer Registration Statement”) within 180 days following the issuance of the Notes enabling holders to exchange the Notes for registered notes with terms substantially identical to the terms of the Senior Notes, (ii) use commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to 270 days after the closing of the note offering (the “Registration Deadline”), and (iii) unless the exchange offer would not be permitted by applicable law or SEC policy, to complete the exchange offer within 30 business days after the Registration Deadline. Under specified circumstances, including if the exchange offer would not be permitted by applicable law or SEC policy, the registration rights agreement provides that the Company must file a shelf registration statement for the resale of the Notes. If we default on these registration obligations, additional interest (referred to as special interest), up to a maximum amount of 1.0% per annum, will be payable on the Notes until all such registration defaults are cured.
     We currently plan to file the Exchange Offer Registration Statement on or about June 8, 2010. This Current Report on Form 8-K is being filed to:
•	Present audited consolidated balance sheets of the Company and its subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity and comprehensive income (loss), and cash flows for each of three years in the period ended December 31, 2009 that include, in accordance with Regulation S-X, Section 210.3-10(f), condensed consolidated financial information for the Subsidiary Guarantors (the “Updated Annual Financial Statements”) (see Footnote 21 — Condensed Consolidating Financial Information), and to revise the prior period segment disclosures in Footnote 19 — Segment Information, in accordance with the realignment of the Company’s reportable business segments upon completion of the acquisition of i2 Technologies;

•	Present a revised Management’s Discussion and Analysis of Financial Condition and Results of Operations for our fiscal years ended December 31, 2009, 2008 and 2007 to provide such prior period information in accordance with the realignment of the Company’s reportable business segments that resulted from the acquisition of i2 Technologies on January 28, 2010, consistent with the revised segment disclosures presented in the Updated Annual Financial Statements, and as previously disclosed by the Company in its Quarterly Report on Form 10-Q filed with respect to the quarter ended March 31, 2010;

•	Present consolidated balance sheets of the Company and its subsidiaries as of March 31, 2010 and December 31, 2009 and the related consolidated statements of income, stockholders’ equity and comprehensive income (loss), and cash flows for the three months ended March 31, 2010 and 2009 that include, in accordance with Regulation S-X, Section 210.3-10(f), condensed consolidated financial information for the Subsidiary Guarantors (the “Updated Interim Financial Statements”) (see Footnote 14 — Condensed Consolidating Financial Information);

•	Present the audited consolidated balance sheets of i2 Technologies, Inc. and its subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive income, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2009, in accordance with Regulation S-X, Sections 210.3-05 and 210.3-10(g) (the “i2 Financial Statements” which are attached hereto as Exhibit 99.4); and

•	Present updated pro forma financial information related to the Company’s acquisition of i2, in accordance with Article 11 of Regulation S-X (the “Pro Forma Information” which are attached hereto as Exhibit 99.5).
     The Company intends to incorporate the Updated Annual Financial Statements, the Updated Interim Financial Statements, the i2 Financial Statements and the Pro Forma Information in future SEC filings, including the Exchange Offer Registration Statement.
     The Updated Annual Financial Statements do not otherwise reflect events or developments that have occurred after March 16, 2010. More current information is contained in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2010 and other filings made with the SEC. These and other filings contain important information regarding events or developments that have occurred since the filing of the 2009 Form 10-K. This Current Report on Form 8-K should be read in conjunction with the portions of the Form 10-K that have not been updated herein.
     In addition, the Company had disclosed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in its Quarterly Report on Form 10-Q filed with respect to the quarter ended March 31, 2010 that, among other things, it expected to increase its cash balance during 2010 through the generation of between $100 million to $110 million of operating cash flow, offset in part by approximately $22 million in interest payable on the Notes, $20 million of capital expenditures, $10 million related to the payment of transaction-related costs, and $10 million of cash taxes primarily related to state, local and foreign taxes. This Current Report on Form 8-K is also being filed to clarify, with respect to such disclosure, that (i) the 2010 operating cash flow amounts are more accurately reflected as being net of approximately $22 million in interest on the Notes, a $15 million use by the Company of working capital, $10 million related to the payment of transaction-related costs, and $10 million of cash taxes primarily related to state, local and foreign taxes and (ii) the Company also separately expects to incur approximately $20 million of capital expenditures in 2010.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
23.1	— Consent of Deloitte & Touche LLP (relating to JDA Software Group, Inc.).
23.2	— Consent of Grant Thornton LLP (relating to i2 Technologies, Inc.).
99.1	— Updated Annual Financial Statements.
99.2	— Updated Management Discussion and Analysis of Financial Condition and Results of Operations.
99.3	— Updated Interim Financial Statements.
99.4	— i2 Financial Statements.
99.5	— Updated Pro Forma Information.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: June 8, 2010
	By:	/s/ Peter S. Hathaway
Peter S. Hathaway
Executive Vice President and Chief Financial Officer

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